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                                                                   EXHIBIT 10.30

                FORM OF 100% QUOTA SHARE RETROCESSION AGREEMENT
                                  (TRADITIONAL)

                                 BY AND BETWEEN

                       ST PAUL REINSURANCE COMPANY LIMITED

                                  (RETROCEDANT)

                                       and

                     PLATINUM UNDERWRITERS REINSURANCE INC.

                               (RETROCESSIONAIRE)

                            DATED AS OF________, 2002

This QUOTA SHARE RETROCESSION AGREEMENT (this "AGREEMENT"), effective as of 12:01 a.m. London time on the later of the Business Day (such term and all other capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Formation and Separation Agreement, as defined below) following the Closing or July 1, 2002 (the "EFFECTIVE TIME" and such date the "EFFECTIVE DATE"), is made by and between ST PAUL REINSURANCE COMPANY LIMITED, a United Kingdom domiciled insurance company ("RETROCEDANT"), and PLATINUM UNDERWRITERS REINSURANCE INC. (formerly known as USF&G Family Insurance Company), a Maryland domiciled stock insurance company ("RETROCESSIONAIRE").

WHEREAS, pursuant to a Formation and Separation Agreement dated as of [ ], 2002 (the "FORMATION AND SEPARATION AGREEMENT") between Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS"), the ultimate parent of Retrocessionaire, and The St. Paul Companies, Inc. ("THE ST. PAUL"), the ultimate parent of Retrocedant, The St. Paul agreed to cause its insurance subsidiaries to cede specified liabilities under certain reinsurance contracts of The St. Paul's insurance subsidiaries, and Platinum Holdings agreed to cause its insurance subsidiaries to reinsure such liabilities; and

WHEREAS, Retrocedant has agreed to retrocede to Retrocessionaire, and Retrocessionaire has agreed to assume by indemnity reinsurance, as of the Effective Time, a one hundred percent (100%) quota share of the liabilities arising pursuant to the Reinsurance Contracts (as defined hereunder), subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows:

BUSINESS COVERED; EXCLUSIONS

      Retrocedant hereby obligates itself to retrocede to the Retrocessionaire and the Retrocessionaire hereby obligates itself to accept, pursuant to the terms of this

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      Agreement, a one hundred percent (100%) quota share of any and all liabilities incurred by Retrocedant on or after January 1, 2002 but not yet paid as of the Effective Time, under all reinsurance and retrocession contracts that (i) are underwritten by or on behalf of Retrocedant, incept on or after January 1, 2002 and belong to the classes specified in Exhibit A-1 hereto (solely for the convenience of the parties, Exhibit A-2 hereto sets forth a list of such Reinsurance Contracts (including for each such Reinsurance Contract, the applicable loss and loss adjustment expense and ceding commission reserve amounts, each as of June 30, 2002)), or (ii) are new or renewal contracts entered into by Retrocedant pursuant to Clause - of the UK Underwriting Agency and Underwriting Management Agreement between Retrocedant and Platinum Re (UK) Limited of even date herewith (each, a "REINSURANCE CONTRACT"), but excluding reinsurance contracts belonging to the classes specified in Exhibit B-1 hereto (the "EXCLUDED CONTRACTS"), (solely for the convenience of the parties, Exhibit B-2 hereto sets forth a list of such reinsurance contracts) it being understood that any reinsurance contract not meeting the criteria set forth in Exhibit A-1 shall be deemed to be an Excluded Contract for purposes of this Agreement unless otherwise agreed to by the parties and provided that (for the avoidance of doubt) Retrocedant shall not retrocede, and Retrocessionaire shall not accept, any liability incurred by the Retrocedant under reinsurance and retrocession contracts with United Kingdom cedants entered into after the authorisation of Platinum Re UK Limited under Part IV of the Financial Services and Markets Act 2000 of the United Kingdom to carry on insurance business in the United Kingdom. No retrocession shall attach with respect to any contracts of reinsurance of any kind or type whatsoever issued and/or assumed by Retrocedant, other than the Reinsurance Contracts.

TERM

      This Agreement shall be continuous as to the Reinsurance Contracts. Except as mutually agreed in writing by the Retrocedant and the Retrocessionaire or in accordance with the terms of this Agreement, this Agreement shall remain continuously in force until all Reinsurance Contracts are terminated, expired, cancelled or commuted.

COVERAGE

SECTION A (RETROSPECTIVE) COVERAGE PERIOD.

      The Section A (Retrospective) Coverage Period will be the period from and including January 1, 2002 to but not including the Effective Time.

SECTION B (PROSPECTIVE) COVERAGE PERIOD.

      The Section B (Prospective) Coverage Period will be the period from and including the Effective Time through the commutation, expiration or final settlement of all liabilities under any of the Reinsurance Contracts.

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PREMIUMS AND ADDITIONAL CONSIDERATION

SECTION A (RETROSPECTIVE) COVERAGE PERIOD -- PREMIUMS.

      On the Effective Date, in respect of the Section A (Retrospective) Coverage Period, Retrocedant shall pay to the account of Retrocessionaire an amount (the "INITIAL SECTION A PREMIUM") equal to one hundred percent (100%) of the carrying value on the books of the Retrocedant as of June 30, 2002, of the aggregate of all loss and loss adjustment expense and ceding commission reserves relating to the Reinsurance Contracts for the Section A (Retrospective) Coverage Period, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of [31st December, 2001] as filed with the Financial Services Authority and as submitted to The St. Paul, and subject to the adjustments as set forth on Exhibit C hereto (the "LOSS RESERVE ADJUSTMENTS"), as applicable.

      As soon as reasonably practicable, but in no event later than [75] days following the Effective Date, Retrocedant shall prepare and deliver to Retrocessionaire an accounting, including the calculation of all Loss Reserve Adjustments as provided for herein (the "PROPOSED LOSS RESERVE ACCOUNTING") of all loss and loss adjustment expense reserves and ceding commission reserves relating to the Reinsurance Contracts for the Section A (Retrospective) Coverage Period, as of the Effective Date, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of [31st December, 2001] as filed with the Financial Services Authority and as submitted to The St. Paul, adjusted to reflect the Loss Reserve Adjustments, as applicable (the "FINAL SECTION A PREMIUM"). In the event the Final Section A Premium is greater than the Initial Section A Premium, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at a rate of the Applicable Rate (as defined below) from and including the Effective Date to and including the date of such payment. In the event the Initial Section A Premium is greater than the Final Section A Premium, Retrocessionaire shall promptly repay to the account of Retrocedant the difference (as an adjustment to the amount payable pursuant to Section 4.1(A) above) plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment.

      In the event that a reinsurance contract is not included in one of the classes set forth in Exhibit A-1, but is deemed to be a Reinsurance Contract by the mutual agreement of the parties, the parties shall determine whether the Final Section A Premium reflected one hundred percent of the associated reserves with respect to such Reinsurance Contract as of the Effective Date. If the Final Section A Premium did not so reflect such associated reserves with respect to such Reinsurance Contract as of the Effective Date, Retrocedant

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          shall promptly pay to the account of Retrocessionaire an amount equal to the amount that should have been included in the Final Section A Premium, as determined pursuant to paragraph (B) of this Section 4.1, less any amounts paid by Retrocedant on or after the Effective Date pursuant to such Reinsurance Contract relating to such reserves, plus interest on such amount at the Applicable Rate calculated from and including the Effective Date to and including the date of such payment to Retrocessionaire.

SECTION B (PROSPECTIVE) COVERAGE PERIOD -- PREMIUMS.

      On the Effective Date, in respect of the Section B (Prospective) Coverage
          Period, Retrocedant shall transfer to Retrocessionaire an amount (the "INITIAL SECTION B PREMIUM") equal to the carrying value on the books of Retrocedant as of June 30, 2002, of one hundred percent (100%) of the unearned premium reserves relating to the Reinsurance Contracts, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of [31st December, 2001] as filed with the Financial Services Authority and as submitted to The St. Paul, less the applicable Ceding Commission, as defined below, and with respect to all Reinsurance Contracts, one hundred percent (100%) of all gross premiums written on or after the Effective Time, net of premium returns, allowances and cancellations and less any applicable Ceding Commission.

      As soon as reasonably practicable, but in no event later than [75] days following the Effective Date, Retrocedant shall prepare and deliver to Retrocessionaire an accounting (the "PROPOSED PREMIUM RESERVE ACCOUNTING", together with the Proposed Loss Reserve Accounting, the "PROPOSED ACCOUNTING") of all unearned premium reserves relating to the Reinsurance Contracts, as of the Effective Date, determined in accordance with statutory accounting principles on a basis consistent in all material respects with the methods, principles, practices and policies employed in the preparation and presentation of Retrocedant's annual statutory financial statement as of [31st December, 2001] as filed with the Financial Services Authority and as submitted to The St. Paul, relating to the Reinsurance Contracts, net of the applicable Ceding Commission (the "FINAL SECTION B PREMIUM"). In the event the Final Section B Premium is greater than the Initial Section B Premium, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment. In the event the Initial Section B Premium is greater than the Final Section B Premium, Retrocessionaire shall promptly repay to the account of Retrocedant the difference (as an adjustment to the amount payable pursuant to Section 4.2(A) above) plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment.

      Notwithstanding the foregoing, the parties agree that all gross estimated premiums written prior to the Effective Date and earned but not yet billed ("EBUB", and

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          also referred to as "ESTIMATED PREMIUMS RECEIVABLE" or "EBNR") as of
          the Effective Time and relating to the Reinsurance Contracts, as determined, on or before ______, 2002, in accordance with Retrocedant's customary practices and procedures and as submitted to The St. Paul, shall be allocated to Retrocedant. All payments received after the Effective Time by Retrocedant or Retrocessionaire in respect of EBUB as of the Effective Time shall be retained by Retrocedant or held on trust for and paid by Retrocessionaire to or to the order of Retrocedant, and all rights to collect such amounts shall be retained by or transferred to Retrocedant. Any changes made on or after the Effective Time as to the amount of EBUB as of the Effective Time shall be for the account of Retrocessionaire and shall not affect the amount retained by Retrocedant. The parties agree that as of the first anniversary of the date hereof, Retrocessionaire shall pay to Retrocedant the difference, if any, between the amount of EBUB as of the Effective Time and the aggregate amount paid to and/or retained by Retrocedant prior to that date with respect to EBUB as of the Effective Time. All amounts, if any, in respect of EBUB which are in excess of EBUB as of the Effective Time, calculated pursuant to the first sentence of this Section 4.2(C), shall be for the account of Retrocessionaire and all such amounts shall be retained by or payable to Retrocedant.

DISPUTE RESOLUTION.

      After receipt of the Proposed Accounting, together with the work papers used in preparation thereof, Retrocessionaire shall have 30 days (the "REVIEW PERIOD") to review such Proposed Accounting. Unless Retrocessionaire delivers written notice to Retrocedant on or prior to the 30th day of the Review Period stating that it has material objections thereto, Retrocessionaire shall be deemed to have accepted and agreed to the Proposed Accounting. Retrocessionaire shall not object to any method, principle, practice or policy employed in the preparation of the Proposed Accounting if such method, principle, practice or policy is consistent in all material respects with that employed in the preparation and presentation of Retrocedant's statutory annual financial statement as of [31st December, 2001], as filed with the Financial Services Authority and as submitted to The St. Paul. If Retrocessionaire so notifies Retrocedant of its material objections to the Proposed Accounting, the parties shall in good faith attempt to resolve, within 30 days (or such longer period as the parties may agree) following such notice (the "RESOLUTION PERIOD") their differences with respect to such material objections and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

      Any amount remaining in dispute at the conclusion of the Resolution Period
          ("UNRESOLVED CHANGES") shall be submitted to arbitration. One arbiter (each arbiter, an "ARBITER") shall be chosen by Retrocedant, the other by Retrocessionaire, and an umpire (the "UMPIRE") shall be chosen by the two Arbiters before they enter upon arbitration. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters, but

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          only after providing 10 days' written notice of its intention to do so and only if such other party has failed to appoint an Arbiter within such 10 day period. The two Arbiters shall in turn choose an Umpire who shall act as the umpire and preside over the hearing. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days after notification of the appointment of the second Arbiter, the selection of the Umpire shall be made by the American Arbitration Association. All Arbiters and Umpires shall be active or retired disinterested property/casualty actuaries of insurance or reinsurance companies or Lloyd's of London Underwriters.

      Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire, unless the parties mutually agree to an extension of time. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

      Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration unless otherwise directed by the Arbiters.

      Any arbitration proceedings shall take place in London, England unless the parties agree otherwise.

      Arbitration shall not be a condition precedent to any right of action hereunder.

      Once the Proposed Accounting has been finalised in accordance with the above process, the Final Section A Premium and the Final Section B Premium amounts shall be as set forth in the Proposed Accounting, as determined by the Arbiters, if applicable. In the event the sum of such amounts is greater than the amount paid by Retrocedant to Retrocessionaire on the Effective Date, Retrocedant shall promptly pay to the account of Retrocessionaire the difference plus interest on such amount at the Applicable Rate from and including the Effective Date to and including the date of such payment. In the event the aggregate of such amounts is lower than the amount paid by Retrocedant to Retrocessionaire on the Effective Date, Retrocessionaire shall promptly repay to the account of Retrocedant the difference (as an adjustment to the amount payable pursuant to Section 4.1(A) and/or 4.2(A) above, as applicable) plus interest on such amount at the Applicable Rate from the Effective Date to the date of such payment.

CEDING COMMISSION

      With respect to the Reinsurance Contracts, Retrocessionaire shall pay the Retrocedant a ceding commission (the "CEDING COMMISSION") with respect to the Section B (Prospective) Coverage Period, and such Ceding Commission shall equal 100 percent (100%) of the actual expenses incurred in writing each Reinsurance Contract, including actual ceding commissions and brokerage paid, as determined in accordance with Retrocedant's customary practices and procedures and as submitted

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      to The St. Paul, all as allocable pro rata to periods from and after the
      Effective Time.

ORIGINAL CONDITIONS

      This Agreement shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations, as the respective Reinsurance Contracts.

INURING RETROCESSIONS

ALLOCATION TO RETROCESSIONAIRE

      Retrocedant agrees that the retrocession contracts purchased from third party retrocessionaires ("THIRD PARTY RETROCESSIONAIRES") by or on behalf of Retrocedant prior to the Effective Time that are listed on Exhibit D hereto shall inure to the benefit of Retrocessionaire to the extent of liabilities covered under this Agreement ("INURING RETROCESSIONS"), subject to the agreed allocations in Exhibits E, F and G.

TRANSFER

      Retrocedant and Retrocessionaire shall use their respective commercially reasonable efforts to obtain the consent of Third Party Retrocessionaires under the Inuring Retrocessions to include Retrocessionaire as a direct reinsured with respect to the Reinsurance Contracts or, in the alternative, to make all payments directly to the Retrocessionaire, to the extent allocable to the Reinsurance Contracts, in the manner set forth in Exhibit E hereto, and to seek all payments, to the extent allocable to the Reinsurance Contracts, in the manner set forth herein in Exhibit F hereto, directly from Retrocessionaire, it being understood that Retrocessionaire shall bear all risk of non-payment or non-collectibility under the Inuring Retrocessions.

INURING RETROCESSIONS CLAIMS

      Each of the parties agrees to transfer to the other party all recoveries or any portion thereof that such party receives on or after the Effective Time pursuant to the Inuring Retrocessions and allocable to the other party, in the manner set forth in Exhibit F hereto. Retrocedant shall use its commercially reasonable efforts to collect any recoveries due to Retrocessionaire under the Inuring Retrocessions that indemnify Retrocedant for losses or expenses payable or return of premium allocable to Retrocessionaire and hold them on trust for, and pay them to or to the order of, Retrocessionaire. The parties agree that Retrocessionaire's obligations to make payments pursuant to the Inuring Retrocessions or to reimburse Retrocedant pursuant to this Agreement shall not be waived by non-receipt of any such amounts. Retrocessionaire shall reimburse Retrocedant for one hundred percent (100%) of any expenses reasonably incurred by Retrocedant in attempting to make such collection, including all allocated expenses, as determined in accordance with Retrocedant's customary practices and procedures. Retrocessionaire shall have the right to associate with Retrocedant, at Retrocessionaire's own expense, in any actions brought by Retrocedant to make such collections.

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      In the event claims of Retrocedant and Retrocessionaire aggregate in excess of the applicable limit under an Inuring Retrocession, all limits applicable to either Retrocedant or Retrocessionaire shall be allocated between Retrocedant and Retrocessionaire in the manner set forth in Exhibit G hereto.

INITIAL CONSIDERATION

      On the Effective Date, Retrocessionaire shall reimburse Retrocedant for one hundred percent (100%) of any and all unearned premiums paid by Retrocedant under such Inuring Retrocessions net of any applicable unearned ceding commissions paid to Retrocedant thereunder.

ADDITIONAL CONSIDERATION

      Retrocessionaire agrees to pay directly to Third Party Retrocessionaires under the Inuring Retrocessions all future premiums Retrocedant is obligated to pay pursuant to the terms of the Inuring Retrocessions to the extent that such premiums are allocable to Retrocessionaire in the manner set forth in Exhibit F hereto, and to indemnify Retrocedant for all such premiums paid directly by Retrocedant, net of any ceding commissions and similar amounts paid by Third Party Retrocessionaires to Retrocedant.

CANCELLATION OR COMMUTATION OF INURING RETROCESSIONS

      With respect to any Inuring Retrocessions providing coverage solely with respect to the Reinsurance Agreements, Retrocedant agrees, on behalf of itself and its affiliates, not to terminate or commute any such Inuring Retrocession without the written consent of Retrocessionaire.

      With respect to any Inuring Retrocessions providing coverage for both
          Reinsurance Agreements and to business not being transferred, neither party shall take any action or fail to take any action that would reasonably result in the termination or commutation of any Inuring Retrocession, without the prior written consent of the other party, such consent not to be unreasonably withheld.

LOSS AND LOSS EXPENSE; SALVAGE AND SUBROGATION; FOLLOW THE FORTUNES

Retrocessionaire shall be liable for one hundred percent (100%) of all future loss, loss adjustment expenses, incurred but not reported losses and other payment obligations that arise under the Reinsurance Contracts on and after January 1, 2002 and are payable as of or after the Effective Time, and shall reimburse Retrocedant for any losses, loss adjustment expenses and other payment obligations paid by Retrocedant following the Effective Time in respect of the Reinsurance Contracts, net of any recoveries received by Retrocedant with respect thereto, including recoveries under Inuring Retrocessions. Retrocessionaire shall have the right to all salvage and subrogation on the account of claims and settlements with respect to the Reinsurance Contracts.

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In the event of a claim under a Reinsurance Contract, the Retrocedant will assess the validity of the claim and make a determination as to payment, consistent with the claims handling guidelines previously provided to Retrocedant in writing by Retrocessionaire and Retrocessionaire may exercise its rights under Section 10.1 in respect thereof. Retrocedant shall provide prompt notice of any claim in excess of $500,000 to Retrocessionaire. All payments made by Retrocedant, whether under strict contract terms or by way of compromise, shall be binding on Retrocessionaire. In addition, if Retrocedant refuses to pay a claim in full and a legal proceeding results, Retrocessionaire will be unconditionally bound by any settlement agreed to by Retrocedant or the adverse judgment of any court or arbitrator (which could include any judgment for bad faith, punitive damages, excess policy limit losses or extra contractual obligations) and Retrocedant may recover with respect to such settlements and judgments under this Agreement. Though Retrocedant will settle such claims and litigation in good faith, Retrocessionaire is bound to accept the settlements paid by Retrocedant and such settlements may be for amounts that could be greater than the amounts that would be agreed to by Retrocessionaire if Retrocessionaire were to settle such claims or litigation directly. It is the intent of this Agreement that Retrocessionaire shall in every case in which this Agreement applies and in the proportions specified herein, "follow the fortunes" of Retrocedant in respect of risks Retrocessionaire has accepted under this Agreement.

EXTRA CONTRACTUAL OBLIGATIONS

      In the event Retrocedant or Retrocessionaire is held liable to pay any punitive, exemplary, compensatory or consequential damages because of alleged or actual bad faith or negligence related to the handling of any claim under any Reinsurance Contract or otherwise in respect of such Reinsurance Contract, the parties shall be liable for such damages in proportion to their responsibility for the conduct giving rise to the damages. Such determination shall be made by Retrocedant and Retrocessionaire, acting jointly and in good faith, and in the event the parties are unable to reach agreement as to such determination, recourse shall be had to Article 15 hereof.

ADMINISTRATION OF REINSURANCE CONTRACTS

ADMINISTRATION

      The parties agree that, as of the Effective Time, Retrocedant shall have the sole authority to administer the Reinsurance Contracts in all respects, which authority shall include, but not be limited to, authority to bill for and collect premiums, adjust all claims and handle all disputes thereunder and to effect any and all amendments, commutations and cancellations of the Reinsurance Contracts, subject, however, in the case of administration of claims, to all claims handling guidelines provided in advance in writing by Retrocessionaire to Retrocedant. Retrocedant shall not, on its own, settle any claim, waive any right, defense, setoff or counterclaim relating to the Reinsurance Contracts with respect to amounts in excess of $500,000, and shall not amend, commute or terminate any of the Reinsurance Contracts without the prior written consent of Retrocessionaire.

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      Notwithstanding the foregoing, Retrocessionaire may, at its discretion and at its own expense, assume the administration, defense and settlement of any claim upon prior written notice to Retrocedant. Upon receipt of such notice, Retrocedant shall not compromise, discharge or settle such claim except with the prior written consent of Retrocessionaire. Retrocessionaire shall not take any action in the administration of such claim that would reasonably be expected to adversely affect Retrocedant, its business or its reputation, without the prior written consent of Retrocedant. Subject to the terms of Article 9 hereof, Retrocessionaire shall indemnify Retrocedant for all Losses, including punitive, exemplary, compensatory or consequential damages arising from such assumption of the conduct of such settlement pursuant to
          Article 14 herein.

REPORTING AND REGULATORY MATTERS

      Each party shall provide the notices and filings required to be made by it to relevant regulatory authorities as a result of this Agreement. Notwithstanding the foregoing, each party shall provide to the other party any information in its possession regarding the Reinsurance Contracts as reasonably required by the other party to make such filings and in a form as agreed to by the parties.

DUTY TO COOPERATE

      Upon the terms and subject to the conditions and other agreements set forth herein, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary or advisable to perform the transactions contemplated by this Agreement.

COMMUNICATIONS RELATING TO THE REINSURANCE CONTRACTS

      Following the Effective Time, Retrocedant and Retrocessionaire shall each promptly forward to the other copies of all material notices and other written communications it receives relating to the Reinsurance Contracts (including, without limitation, all inquiries and complaints from relevant insurance regulators, brokers and other service providers and reinsureds and all notices of claims, suits and actions for which it receives service of process.)

REPORTS AND REMITTANCES

REPORT FROM RETROCEDANT

      Within thirty days following the end of each month, Retrocedant shall provide Retrocessionaire with a summary statement of account for the previous month showing all activity relating to each of the Reinsurance Contracts, including related administration costs and expenses incurred by Retrocedant, in the form set forth as Exhibit H hereto. The monthly statement of account shall also provide a breakdown of any amounts due to the Retrocedant or Retrocessionaire, as the case may be, as reimbursement for paid claims, premiums or other amounts due pursuant to the terms

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      of this Agreement.

REMITTANCES

      Within five Business Days after delivery of each monthly report pursuant to Section 11.01, Retrocedant and Retrocessionaire shall settle all amounts then due under this Agreement for that month.

LATE PAYMENTS

      Should any payment due any party to this Agreement be received by such party after the due date for such payment under this Agreement, interest shall accrue from the date on which such payment was due until payment is received by the party entitled thereto, at an annual rate equal to the London Interbank Offered Rate quoted for six month periods as reported in The Wall Street Journal on the first Business Day of the month in which such payment first becomes due plus one hundred basis points (the "APPLICABLE RATE").

COST REIMBURSEMENT

      Retrocessionaire shall reimburse for its allocated share of all costs and expenses incurred by Retrocedant in administering the Reinsurance Contracts as set forth in Exhibit I hereto.

MAINTENANCE OF LICENSES

      Each of Retrocedant and Retrocessionaire hereby covenants to maintain at all times all licences and authorisations required to undertake the actions contemplated hereby.

ACCESS TO RECORDS

      From and after the Closing Date, Retrocedant shall afford to Retrocessionaire and its respective authorized accountants, counsel and other designated representatives (collectively, "REPRESENTATIVES") reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to all data and information that is specifically described in writing (collectively, "INFORMATION") within the possession of Retrocedant relating to the liabilities transferred hereunder, insofar as such information is reasonably required by Retrocessionaire. Similarly, from and after the Closing Date, Retrocessionaire shall afford to Retrocedant, any Post-closing Subsidiary of Retrocedant and their respective Representatives reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to Information within Retrocessionaire's possession relating to Retrocedant, insofar as such information is reasonably required by Retrocedant. Information may be requested under this Article 13 for, without limitation, audit, accounting, claims, litigation (other than any claims or litigation between the parties hereto) and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

      From and after the Closing Date, Retrocessionaire and Retrocedant or their designated representatives may inspect, at the place where such records are located, any and all data and information that is specifically described in writing within the possession of the other party hereto reasonably relating to this Agreement, on reasonable prior notice and during normal business hours. The rights of the parties under this Article 13 shall survive termination of this Agreement and shall continue for as long as there may be liabilities under the Reinsurance Contracts or reporting or retention requirements under applicable law. In addition, each party shall have the right to take copies (including electronic copies) of any information held by the other party that reasonably relates to this Agreement or the Reinsurance Contracts. Each party shall, and shall cause its designated representatives to, treat and hold as confidential information any information it receives or obtains pursuant to this Article 13, except (i) to the extent required to be disclosed by law or any securities exchange or regulatory or governmental body to which that party is subject (whether or not the requirement for information has the force of law); or (ii) to the extent that the information has come into the public domain through no fault of that party.

INDEMNIFICATION

INDEMNIFICATION BY RETROCEDANT

      Retrocedant agrees to indemnify, defend and hold harmless Retrocessionaire, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocedant of any representation, warranty or covenant herein. Retrocedant further agrees to indemnify, defend and hold harmless Retrocessionaire and its officers, directors and employees against any and all Losses arising out of Retrocedant's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims to the extent arising from the negligence or wilful misconduct of Retrocedant except to the extent such actions are taken with the prior consent or direction of Retrocessionaire. Such indemnification obligations shall be limited to the aggregate of all fees paid to Retrocedant pursuant to Section 11.4 hereof.

INDEMNIFICATION BY RETROCESSIONAIRE

      Retrocessionaire agrees to indemnify, defend and hold harmless Retrocedant, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocessionaire of any representation, warranty or covenant herein. Retrocessionaire further agrees to indemnify, defend and hold harmless Retrocedant and its officers, directors and employees against any and all Losses arising out of Retrocessionaire's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims.

INDEMNIFICATION PROCEDURES

      If a party seeking indemnification pursuant to this Article 14 (each, an "INDEMNITEE") receives notice or otherwise learns of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or an Affiliate thereof, of any claim or of the commencement by any such Person of any Action (a "THIRD PARTY CLAIM") with respect to which the party from whom indemnification is sought (each, an "INDEMNIFYING PARTY") may be obligated to provide indemnification pursuant to this Section 14.1 or 14.2, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; PROVIDED that the failure of any Indemnitee to give notice as provided in this Section 14.3 shall not relieve the Indemnifying Party of its obligations under this Article 14, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in as much detail as is reasonably possible and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

      An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within [30] days of the receipt of notice from an Indemnitee in accordance with
          Section 14.3(A) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 14 for any legal or other expenses (except expenses approved in writing in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with reservations or exceptions that would materially prejudice such Indemnitees, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all such Indemnitees reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Article 14, such Indemnitee may defend or (subject to the remainder of this Article 14) seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party.

      Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect to such Third Party Claim.

      If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the Indemnitee shall make available at reasonable times to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in a reasonable manner in the defense, settlement or compromise of such Third Party Claim.

      Notwithstanding anything in this Article 14 to the contrary, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; PROVIDED that consent to settlement or compromise shall not be unreasonably withheld or delayed. If an Indemnifying Party notifies the Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) PLUS (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

      In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

      Except with respect to claims relating to actual fraud, the indemnification provisions set forth in this section are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.

SURVIVAL

      This Article 14 shall survive termination of this Agreement.

ARBITRATION

All disputes and differences arising under or in connection with this Agreement shall be referred to arbitration under ARIAS Arbitration Rules.

The Arbitration Tribunal shall consist of three arbitrators, one to be appointed by the claimant party, one to be appointed by the respondent party and the third to be appointed by the two appointed arbitrators.

The third member of the Tribunal shall be appointed as soon as practicable (and no later than 28 days) after the appointment of the two party-appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

The Arbitrators shall be persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

Where a party fails to appoint an arbitrator within 14 days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within 28 days of their appointment, then upon application ARIAS
      (UK) will appoint an arbitrator to fill the vacancy. At any time prior to appointment by ARIAS (UK) the party or arbitrators in default may make such appointment.

The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

The seat of arbitration shall be London.

If any matter in difference between the parties is related to a matter of difference in the United States of America, such matter shall be subject to the arbitration procedure set out in Article 14 of the 100 per cent. Quota Share Retrocession Agreement [of even date] between St. Paul Fire and Marine Insurance Company and Platinum Underwriters Reinsurance, Inc., provided that the panel of arbitrators shall apply English law in respect of those aspects of the matter which relate to the United Kingdom.

This Article 15 shall survive termination of this Agreement.

INSOLVENCY

On the occurrence of an Insolvency Event affecting Retrocedant, this reinsurance shall be payable directly to Retrocedant, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of Retrocedant without diminution because of the insolvency of Retrocedant or because the liquidator, receiver, conservator or statutory successor of Retrocedant has failed to pay all or a portion of any claim.

It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Retrocedant shall give written notice to the Retrocessionaire of the pendency of a claim against Retrocedant indicating the Reinsurance Contract, which claim would involve a possible liability on the part of Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to Retrocedant or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Retrocessionaire shall be chargeable, subject to the approval of the court, against Retrocedant as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to Retrocedant solely as a result of the defense undertaken by Retrocessionaire.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by Retrocessionaire to Retrocedant or to its liquidator, receiver, conservator or statutory successor, except (i) where the Reinsurance Contracts specifically provide another payee on the occurrence of an Insolvency Event affecting Retrocedant, and (ii) where Retrocessionaire, with the consent of the reinsured or reinsureds under the Reinsurance Contracts, has assumed such Reinsurance Contract obligations of Retrocedant as direct obligations of Retrocessionaire to the payees under such Reinsurance Contracts and in substitution for the obligations of the Retrocedant to such payees.

For the purposes of this Article 16, an Insolvency Event shall occur if:

      (i) a winding up petition is presented in respect of Retrocedant or a provisional liquidator is appointed over it or if Retrocedant goes into administration, administrative receivership or receivership or if Retrocedant has a scheme of arrangement or voluntary arrangement proposed in relation to all or any part of its affairs; or

          (ii) Retrocedant goes into compulsory or voluntary liquidation;

          or, in each case, if Retrocedant becomes subject to any other similar insolvency process (whether under the laws of England and Wales or elsewhere); and

      Retrocedant is unable to pay its debts as and when they fall due within the meaning of section 123 of the Insolvency Act 1986 (or any statutory amendment or re-enactment of that section).

OFFSET

      Retrocedant and Retrocessionaire shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums, losses or otherwise.

ERRORS AND OMISSIONS

      Any inadvertent delay, omission, error or failure shall not relieve either party hereto from any liability which would attach hereunder if such delay, omission, error or failure had not been made, provided such delay, omission, error or failure is rectified as soon as reasonably practicable upon discovery.

CREDIT FOR REINSURANCE; SECURITY

CREDIT FOR REINSURANCE

      Retrocessionaire shall take all actions reasonably necessary, if any, to permit Retrocedant to obtain full financial statement credit in all applicable jurisdictions for all liabilities assumed by the Retrocessionaire pursuant to this Agreement, including but not limited to loss and loss adjustment expense reserves, unearned premium reserves, reserves for incurred but not reported losses, allocated loss adjustment expenses and ceding commissions, and to provide the security required for such purpose, in a form reasonably acceptable to Retrocedant. Any reserves required by the foregoing in no event shall be less than the amounts required under the law of the jurisdiction having regulatory authority with respect to the establishment of reserves relating to the relevant Reinsurance Contracts. For purposes of this Article 19, such "actions reasonably necessary" may include, without limitation, the furnishing of a letter of credit or the establishment of a custodial or trust account, as permitted under applicable law, to secure the payment of the amounts due the Retrocedant under this Agreement.

EXPENSES.

      All expenses of establishing and maintaining any letter of credit or other security arrangement shall be paid by Retrocessionaire.

SECURITY.

      Retrocessionaire shall establish and maintain a trust fund for the benefit of Retrocedant as security for the obligations of Retrocessionaire under this Agreement. The trust fund shall be in a form reasonably satisfactory to Retrocedant and shall comply in all material respects with the requirements under Maryland Insurance Law applicable to trust funds established for credit for reinsurance purposes.

      At the Closing Date, Retrocessionaire shall deposit qualifying assets into the trust account equal to all payments and proceeds received by Retrocessionaire in respect of the Reinsurance Contracts, including but not limited to assets related to transferred reserves, premium payments, reinsurance recoverables and other payments. As of the end of each calendar quarter, Retrocessionaire shall calculate the balance of the trust fund and the aggregate loss, loss adjustment expense reserves, unearned premium reserves, ceding commission and other reserves related to the Reinsurance Contracts as reported in the statutory financial statements filed by Retrocessionaire with the Maryland Insurance Commission for such quarter and shall provide such calculation to Retrocedant within five days of the filing of such statutory financial statements with the Maryland Insurance Commission. If the balance of the trust fund is less than the aggregate of the related reserves, Retrocessionaire promptly shall deposit sufficient qualifying assets to cause the balance of the trust fund to equal at least one hundred percent of such aggregate reserves. If the balance of the trust fund is greater than the aggregate of the related reserves, Retrocessionaire may withdraw assets equal to the amount of such excess.

      Upon receipt of the quarterly calculation from Retrocessionaire, Retrocedant shall have the right to reasonably object to such calculation and to offer a reasonable proposal for reserve amounts. If the parties in good faith are not able to resolve the disagreement within [two weeks] of Retrocedant's indication of disagreement, the parties shall mutually agree upon an independent actuarial firm to determine an appropriate level of aggregate reserves with respect to the Reinsurance Contracts, such level to be no more than the amount proposed by Retrocedant and no less than the amount reported by Retrocessionaire, and both parties agree to be bound by such determination.

      Retrocessionaire shall retain the investment discretion with respect to the assets in the trust, provided, however, that all assets held in the trust shall qualify as admitted assets under Maryland Insurance Law.

      Retrocessionaire shall be permitted to liquidate the trust at the earlier of (i) such time as Retrocessionaire's obligations under this Agreement have been met or are terminated or waived or (ii) the reserves so reported by Retrocessionaire do not exceed $- million as of two successive calendar year ends.

      Retrocedant shall bear the reasonable costs and expenses of the trustee relating to the trust.

MISCELLANEOUS PROVISIONS

SEVERABILITY.

      If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

SUCCESSORS AND ASSIGNS.

      This Agreement may not be assigned by either party without the prior written consent of the other. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as permitted herein.

NO THIRD PARTY BENEFICIARIES.

      Except as otherwise specifically provided for in Article 14 of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, and Retrocessionaire shall not be directly liable hereunder to any reinsured under any Reinsurance Contract.

EQUITABLE RELIEF

      Each party hereto acknowledges that if it or its employees or agents violate the terms of this Agreement, the other party will not have an adequate remedy at law. In the event of such a violation, the other party shall have the right, in addition to any other rights that may be available to it, to obtain in any court of competent jurisdiction injunctive relief to restrain any such violation and to compel specific performance of the provisions of this Agreement. The seeking or obtaining of such injunctive relief shall not foreclose or limit in any way relief against either party hereto for any monetary damage arising out of such violation.

EXECUTION IN COUNTERPARTS

      This Agreement may be executed by the parties hereto in any number of counterparts and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

NOTICES.

      All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by facsimile (with transmission confirmed), or by certified mail, postage prepaid and return receipt requested, addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

      If to Retrocedant:
      [           ]
      Facsimile:  [ NO.      ]
      Attention:  [TITLE]

      If to Retrocessionaire:
      [           ]
      Facsimile:  [ NO.       ]
      Attention:  [TITLE]

WIRE TRANSFER.

      All settlements in accordance with this Agreement shall be made by wire transfer of immediately available funds on the due date, or if such day is not a Business Day, on the next day which is a Business Day, pursuant to the following wire transfer instructions: [ ]. Payment may be made by cheque payable in immediately available funds in the event the party entitled to receive payment has failed to provide wire transfer instructions.

HEADINGS

      Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

FURTHER ASSURANCES.

      Each of the parties shall from time to time, on being reasonably requested to do so by the other party to this Agreement, do such acts and/or execute such documents in a form reasonably satisfactory to the party concerned as may be necessary to give full effect to this Agreement and securing to that party the full benefit of the rights, powers and remedies conferred upon it by this Agreement.

20.10 THIRD PARTY RIGHTS

      (A) Article 14 confers a benefit on the officers, directors and employees of Retrocedant and of Retrocessionaire (the "THIRD PARTIES") and, subject to the remaining provisions of this sub-section 20.10, is intended to be enforceable by the Third Parties by virtue of the Contracts (Rights of Third Parties) Act 1999.

      The parties to this agreement do not intend that any term of this agreement, apart from Article 14, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

      Notwithstanding the provisions of sub-section 20.10(A) above, this agreement may be rescinded or varied in any way and at any time by the parties to this agreement without the consent of any or all of the Third Parties.

AMENDMENTS; ENTIRE AGREEMENT

      This Agreement may be amended only by written agreement of the parties. This Agreement, together with the Formation and Separation Agreement, supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.

GOVERNING LAW

      This Agreement shall be governed by English law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives as of the date first above written.

                                          ST PAUL REINSURANCE COMPANY
                                          LIMITED

                                          By
                                             ----------------------------------
                                             Name:
                                             Title:


                                          PLATINUM UNDERWRITERS
                                          REINSURANCE INC.

                                          By
                                             ----------------------------------

                                             Name:
                                             Title: